EXHIBIT 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C 1350)

Each of the undersigned officers of Cole Credit Property Trust III, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; as amended, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Cole Credit Property Trust III, Inc.
		By:	/s/ Christopher H. Cole
		Name:	Christopher H. Cole
		Title:	Chief Executive Officer and President (Principal Executive Officer)

		By:	/s/ D. Kirk McAllaster, Jr.
		Name:	D. Kirk McAllaster, Jr.
Date:	May 14, 2009	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing, except to the extent that the Company specifically incorporates by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.